Exhibit 23.1

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

Northern Oil and Gas, Inc.

4350 Baker Road – Suite 400

Minnetonka, Minnesota 55343

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Current Report on Form 8-K of Northern Oil and Gas, Inc. filed with the Securities and Exchange Commission on May 8, 2023 (the “Current Report”). We hereby further consent to the inclusion in the Current Report of estimates of oil and gas reserves for Midland-Petro D.C. Partners, LLC and Collegiate Midstream LLC contained in our report dated February 24, 2023 and to the inclusion of such report as an exhibit to the Current Report. We further consent to the incorporation by reference thereof into Northern Oil and Gas, Inc.’s Registration Statements on Form S-3 (File Nos. 333-255065, 333-225832, 333-225835, 333-227945 and 333-263108), Form S-4 (File Nos. 333-216887), and Form S-8 (File Nos. 333-188999; 333-205617; 333-212929; and 333-227948).

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Matthew K. Regan, P.E.

Vice President

Austin, Texas

May 8, 2023